Exhibit 99.2

Accelerate Diagnostics, Inc. Announces Pricing of $150 Million Convertible Notes Offering

TUCSON, AZ – March 23, 2018 – Accelerate Diagnostics, Inc. (“Accelerate Diagnostics”) (NASDAQ: AXDX) today announced the pricing of $150.0 million aggregate principal amount of 2.50% convertible senior notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). An entity affiliated with one of Accelerate Diagnostics’s directors has agreed to purchase an aggregate of $30 million of the notes. Accelerate Diagnostics also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of the notes.

The sale of the notes to the initial purchasers is expected to close on March 27, 2018, subject to customary closing conditions, and is expected to result in approximately $145.6 million in net proceeds to Accelerate Diagnostics (or $167.4 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by Accelerate Diagnostics.

The notes will be senior unsecured obligations of Accelerate Diagnostics and will bear interest at a rate of 2.50% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. The notes will mature on March 15, 2023, unless earlier repurchased or converted.

Accelerate Diagnostics expects to use approximately $45.1 million of the net proceeds of the offering of the notes to pay the prepayment amount of the prepaid forward described below and to use the remaining proceeds of the offering for general corporate purposes and to fund its commercialization efforts, which may include working capital, capital expenditures, potential acquisitions and strategic transactions. Accelerate Diagnostics has no current agreements with respect to any material acquisition or strategic transaction.

The initial conversion rate for the notes is 32.3428 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $30.92 per share). Conversions of the notes will be settled in cash, shares of Accelerate Diagnostics’s common stock or a combination thereof, at Accelerate Diagnostics’s election. The last reported sale price of Accelerate Diagnostics’s common stock on March 22, 2018 was $24.25 per share.

Prior to the close of business on the business day immediately preceding December 15, 2022, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods.

During the period from, and including, December 15, 2022 to the close of business on the scheduled trading day immediately preceding the maturity date, note holders may convert all or any portion of their notes at the conversion rate at any time regardless of these conditions.

Holders may require Accelerate Diagnostics to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a repurchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.

Accelerate Diagnostics may not redeem the notes prior to maturity.

In connection with the issuance of the notes, Accelerate Diagnostics entered into a privately negotiated prepaid forward stock purchase transaction (the “prepaid forward”) with an affiliate of one of the initial purchasers of the notes (the “forward counterparty”), pursuant to which Accelerate Diagnostics will purchase approximately 1.9 million shares of its common stock for settlement on or around March 15, 2023, subject to any early settlement, in whole or in part, of the prepaid forward. In the event that Accelerate Diagnostics pays any cash dividends on its common stock, the forward counterparty will pay an equivalent amount to Accelerate Diagnostics. The prepaid forward is intended to facilitate privately negotiated derivative transactions by which investors in the notes will be able to hedge their investment in the notes. In connection with establishing its initial hedge of the prepaid forward, the forward counterparty (or its affiliate) will purchase shares of Accelerate Diagnostics’s common stock from, and/or enter into one or more derivative transactions with respect to Accelerate Diagnostics’s common stock, with purchasers of the notes concurrently with or after the pricing of the notes. The prepaid forward is intended to reduce the dilution to Accelerate Diagnostics’s stockholders from the issuance of its common stock (if any) upon conversion of the notes and to allow certain investors to establish short positions through these derivative transactions that generally correspond to initial hedges of their investment in the notes. The notional size of the prepaid forward corresponds to the notional size of the aggregate initial hedge position of such investors. It is possible, however, that investors will execute larger initial hedge positions, in which case such investors may offset such larger initial hedge positions by purchasing Accelerate Diagnostics’s common stock at or shortly after pricing of the notes. Facilitating investors’ hedge positions by entering into the prepaid forward, particularly if investors purchase Accelerate Diagnostics’s common stock at or shortly after pricing of the notes, could increase (or reduce the size of any decrease in) the market price of Accelerate Diagnostics’s common stock or the notes and effectively raise the initial conversion price of the notes. The shares to be purchased under the prepaid forward will be treated as retired for accounting purposes as of the effective date of the prepaid forward, but will remain outstanding for corporate law purposes, including for purposes of any future stockholders votes.

In addition, the forward counterparty (or its affiliate) may modify its hedge position by entering into or unwinding one or more derivative transactions with respect to Accelerate Diagnostics’s common stock and/or purchasing or selling Accelerate Diagnostics’s common stock or other securities of Accelerate Diagnostics in secondary market transactions at any time, including following the pricing of the notes and immediately prior to or shortly after March 15, 2023 (and are likely to unwind their derivative transactions and/or purchase or sell Accelerate Diagnostics’s common stock in connection with any conversion or repurchase of the notes and/or in connection with the purchase or sale of notes by certain investors). These activities could also cause or avoid an increase or a decrease in the market price of Accelerate Diagnostics’s common stock or the notes.

The effect, if any, of any of these transactions and activities on the market price of Accelerate Diagnostics’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could also cause or avoid an increase or a decrease in the market price of Accelerate Diagnostics’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that holders of the notes will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of Accelerate Diagnostics’s common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Reporters may contact:

Andrew Chasteen, Accelerate Diagnostics, +1 520 365-3100, achasteen@axdx.com

Source: Accelerate Diagnostics, Inc.

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